SUB-ITEM 77M

                                     MERGERS

                 AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

MORGAN STANLEY MUNICIPAL FUND TO INVESCO MUNICIPAL FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Municipal Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Municipal Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the Acquiring Fund to the Fund's Class H, Class L and Class P shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND TO INVESCO VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen California Insured Tax Free Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen California Insured Tax Free Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN INSURED TAX FREE INCOME FUND TO INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Insured Tax Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Insured Tax Free Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Fund's Class C shareholders and Class Y

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                                                                    SUB-ITEM 77M

shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND TO INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Intermediate Term Municipal Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Intermediate Term Municipal Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN MUNICIPAL INCOME FUND TO INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Municipal Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Municipal Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of the Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN NEW YORK TAX FREE INCOME FUND TO INVESCO VAN KAMPEN NEW YORK TAX FREE INCOME FUND

     On December 9, 2010, the Board of Trustees of AIM Tax-Exempt Fund (Invesco Tax-Exempt Funds) (formerly known as AIM Tax-Exempt Funds), ("ATEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen New York Tax Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen New York Tax Free Income Fund (the "Acquiring Fund"), an investment portfolio of ATEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ATEF issued Class A shares of the

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                                                                    SUB-ITEM 77M

Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders and Class C shares of the Acquiring Fund to the Fund's Class C shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).